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                                                                 EXHIBIT 10 (07)


                            SURETY QUOTA SHARE TREATY
                    (hereinafter referred to as "Agreement")

                           EFFECTIVE: JANUARY, 1, 2005

                           entered into by and between

                          CONTINENTAL CASUALTY COMPANY
                     (hereinafter referred to as "Company")

                                       and

                             WESTERN SURETY COMPANY
                    (hereinafter referred to as "Reinsurer")


Witnesseth:

In consideration of the mutual covenants contained herein, and upon the terms and conditions hereinafter set forth the Company and the Reinsurer hereby agree as follows:


ARTICLE 1 - BUSINESS COVERED

The Company agrees to cede and the Reinsurer agrees to accept a 100% quota share of the Company's net retained liability on Surety Business written or renewed, by or on behalf of the Company, during the term of this Agreement, subject to the following terms and conditions. The liability of the Reinsurer shall commence simultaneously with that of the Company.

In the event that a loss covered hereunder involves more than one of the Company's policies, this Agreement shall provide coverage for each and every Policy in such loss.


ARTICLE 2 - TERM AND CANCELLATION

This Agreement is effective January 1, 2005 and shall continue in full force and effect through December 31, 2005, both days inclusive. Upon expiration of this Agreement, the Reinsurer shall continue to cover all Policies coming within the terms and conditions of this Agreement, until the natural expiration or anniversary of such Policies.

Notwithstanding the expiration of this Agreement as hereinabove provided, the provisions of this Agreement shall continue to apply to all unfinished business hereunder and that all obligations and liabilities incurred by each party hereafter, prior to such expiration, shall be fully performed and discharged.


ARTICLE 3 - TERRITORY

This agreement applies to the territory as in the Company's original Policies reinsured hereunder.


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ARTICLE 4 - ORIGINAL CONDITIONS

All amounts ceded hereunder shall be subject to the same gross rating and to the same clauses, conditions, exclusions and modifications of the Company's Policies, subject to the limits, terms and conditions of this Agreement.

Except as specifically and expressly provided for in the Insolvency Article, the provisions of this Agreement are intended solely for the benefit of the parties to and executing this Agreement, and nothing in this Agreement shall in any manner create, or be construed to create, any obligations to or establish any rights against any party to this Agreement in favor of any third parties or other persons not parties to and executing this Agreement.


ARTICLE 5 - DEFINITIONS

A. As respects the use of "Company" within this Agreement, it is understood and agreed that Company shall mean the insurance companies owned directly or indirectly by CNA Financial Corporation which are affiliated with, controlled by or under common management of CNA, with the exception of the life insurance companies and RVI Guarantee Company Limited and their respective subsidiaries.

B. The term "Extra Contractual Obligations" as used in this Agreement shall mean those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C. The term(s) "Loss" and "Losses" as used in this Agreement shall mean that amount incurred by the Company in respect of any settlements, awards, or judgments (including interest where classified as loss) incurred in connection with any Policy reinsured hereunder after deduction for all recoveries, salvages, subrogations and other reinsurances, whether said reinsurances are recovered or not. The Reinsurer and Company agree that the convention to be followed when determining when a loss is incurred is that the date of notice of the actual event of loss or default shall be the date the loss is incurred, except that when the date of notice of the actual event of loss or default occurs after the expiration of a Policy then the date immediately preceding the date the Policy expires shall be deemed to be the date the loss is incurred.

D. The term "Loss Expenses" as used in this Agreement shall mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under the business reinsured hereunder, including court costs, interest accrued prior to final judgment if included as expense on reinsured Policies, interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees unless diverted from their normal duties to handle such Loss.

E. The term "Net Premiums Written" as used in this Agreement shall mean the gross written premiums on Policies written, renewed or assumed during the term of this



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           Agreement on business the subject of this Agreement, less
           cancellation and return premiums and less premiums ceded on all other reinsurance which inures to the benefit of this Agreement on business the subject of this Agreement.

F. The term "Net Liability" as used in this Agreement shall mean the remaining portion of the Company's gross liability on each Policy reinsured under this Agreement after deduction of all reinsurance which inures to the benefit of this Agreement.

G. The term(s) "Policy" and "Policies" as used in this Agreement shall mean the Company's binders, riders, policies, endorsements, bonds and contracts providing insurance and reinsurance on the Surety Business covered under this Agreement.

H. The term "Surety Business" as used in this Agreement means the issuance, writing or underwriting of policies or licenses with respect to the following: (i) bonds required by statutes or ordinances guaranteeing the payment of certain taxes and fees and providing consumer protection as a condition to granting licenses to engage in various trades or professions, (ii) bonds required by statutes, courts or legal documents for the protection of those on whose behalf a fiduciary acts, (iii) bonds required by statutes or ordinances to guarantee the lawful and faithful performance of the duties of office by public officials, (iv) bonds required by statutes to protect against improper actions by notaries public, and (v) bonds which secure the payment and/or performance of an obligation under a written contract; but it shall not include, without limitation, financial guaranty bonds and the issuance, writing or underwriting of bonds and licenses which cover Losses arising from employee dishonesty.


ARTICLE 6 - PREMIUM

As outlined in the Reports and Remittances Article the Company shall pay to the Reinsurer 100% of the Company's Net Premiums Written on its Net Liability on the business covered hereunder, less the ceding commission.


ARTICLE 7 - CEDING COMMISSION

The Reinsurer agrees to allow the Company a commission allowance per calendar quarter of (a) $50,000 plus (b) 25% of Net Premiums Written ceded under this Agreement. Return commission shall be allowed on return premiums at the same rate.

Such commission allowance shall be the sole provision for all commissions, brokerages, taxes, board, exchange or bureau assessments, and for all other expenses of whatever nature, excepting loss expenses.


ARTICLE 8 - LOSS SETTLEMENTS & NOTICES

The Company or its designated representative shall adjust, settle, or compromise all losses hereunder. All such adjustments, settlements, and compromises, including ex-gratia payments, shall be paid by the Company or its designated representative, and the Reinsurer shall benefit from all salvage and subrogation. All salvages, recoveries or payments recovered or received



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subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.

When so requested, the Company or its designated representative shall afford the Reinsurer an opportunity to be associated with the Company or its designated representatives, at the expense of the Reinsurer, in the defense or control of any claim or suit or proceeding involving this reinsurance and the Company or its designated representative and the Reinsurer shall cooperate in every respect in the defense of such suit or claim or proceeding.

The Reinsurer shall be liable for its proportionate share of all Losses covered under this Agreement. The Company or its designated representative shall advise the Reinsurer of all Losses that may result in a claim under this Agreement and of all subsequent developments which may materially affect the position of the Reinsurer. Any Loss settlement made by the Company, whether under strict Policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer in proportion to its participation.

In addition, the Reinsurer shall also be liable for its proportionate share of all Loss Expenses as respects Losses covered under this Agreement. However, in the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the expense incurred in securing such final reduction or reversal shall be prorated between the Reinsurer and the Company in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment shall be pro rated in proportion to each party's interest in such verdict.

In addition, the Reinsurer shall also be liable for its proportionate share of all legal expenses and other costs incurred in connection with coverage questions and legal actions connected thereto arising under the business covered by this Agreement. The Reinsurer's proportionate share of these costs and expenses shall be the same as the Reinsurer's percentage of participation in this Agreement.

Nothing in this Agreement shall be construed as meaning that Losses are not recoverable hereunder until the actual Loss of the Company has been ascertained.


ARTICLE 9 - EXCESS OF ORIGINAL POLICY LIMITS

This Agreement shall protect the Company as provided in Article 1 - Business Covered in connection with Loss in excess of the limit of the original Policy, such Loss in excess of the limit having been incurred because of failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the, trial of any action against its insured or reinsured or in the preparation of prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the Loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "Loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.


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The date on which any Excess of Original Policy Limit Loss is incurred by the
Company shall be deemed, in all circumstances, to be the date of the original Loss.

ARTICLE 10 - EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall protect the Company as provided in Article 1 - Business Covered where the Loss includes any Extra Contractual Obligations.

The date on which any Extra Contractual Obligation Loss is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Loss.

However, this Article shall not apply where the Loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any Loss covered hereunder.

ARTICLE 11 - REPORTS AND REMITTANCES

A. Within 30 calendar days following the end of each calendar quarter, the Company or its representatives shall report to the Reinsurer:

           1.         Net Premium Written accounted for during the quarter;
           2. The ceding commission applicable to the above as provided for in this Agreement;
           3. Losses and Loss Expenses paid during the quarter, less inuring reinsurance;
           4. Subrogation, salvage, or other recoveries credited during the quarter;
           5.         Outstanding loss reserves.

           The positive balance of (1) less (2) less (3) plus (4) shall be remitted by the Company to the Reinsurer within 15 calendar days after the date of such report. Any balance shown to be due the Company shall be remitted by the Reinsurer within 15 calendar days after receipt of such report.

B. Annually the Company or its representatives shall furnish the Reinsurer with such information as the Reinsurer may require to complete its Annual Convention Statement.

C. The Reinsurer shall maintain the required reserves as to the Reinsurer's portion of claims and Losses hereunder.

ARTICLE 12 - OFFSET

The Company or the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or Losses. In the instance of insolvency of the Company, applicable state law shall apply.




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ARTICLE 13 - CURRENCY

Whenever the word "Dollars" or the "$" sign appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.


ARTICLE 14 - ACCESS TO RECORDS

The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including but not limited to Company files concerning premium, underwriting, claims, Losses or legal proceedings which involve or may involve the Reinsurer and the Reinsurer may make copies of any records pertaining thereto, at its own cost. This right of inspection, audit and information shall survive termination of this Agreement and shall run to the natural expiry of all liabilities under the Policies reinsured.


ARTICLE 15 - ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission, or error had not been made, provided such omission or error is rectified as soon as possible after discovery.


ARTICLE 16 - TAXES

The Company shall be liable for all premium taxes on business covered hereunder. If the Reinsurer is obligated to pay any premium taxes on this business, then the Company shall reimburse the Reinsurer, however, the Company shall not be required to pay taxes twice on the same premium.


ARTICLE 17 - INSOLVENCY

This reinsurance shall be payable by the Reinsurer and the basis of the liability of the Company under Policy or Policies reinsured without diminution, because of the insolvency of the Company, to the Company or its liquidator, receiver, or statutory successor.

In the event of insolvency of the Company, the liquidator or receiver or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim filed against the Company on the Policy or Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. The expenses thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of


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liquidation to the extent of a proportionate share of the benefits, which may accrue to the Company solely as a result of the defense so undertaken by the Reinsurer.

Should the Company go into liquidation or should a receiver be appointed, the Reinsurer shall be entitled to deduct from any sums which may be or may become due to the Company any sums which are due to the Reinsurer by the Company and which are payable at a fixed or stated date under this Agreement, to the full extent permitted under the laws of the insolvent party's state of domicile.

It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor except a) where this Agreement specifically provides another payee or such reinsurance in the event of the insolvency of the Company or b) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

In no event shall anyone other than the parties to this Agreement or, in the event of the Company's insolvency, its liquidator, receiver, or statutory successor, have any rights under this Agreement.


ARTICLE 18 - AMENDMENTS

This Agreement may be altered or amended in any of its terms and conditions by written mutual consent of the Company and the Reinsurer. Such written mutual consent shall then constitute a part of this Agreement.


ARTICLE 19 - ARBITRATION

As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified mail, return receipt requested.

One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator with thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified mail of its intention to do so, may appoint the second arbitrator.

If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's London, not under the control of either party to this Agreement.

Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of


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procedure and evidence. Arbitration shall take place in Chicago, Illinois.
Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Illinois. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration. The panel is prohibited from awarding punitive, exemplary or treble damages, of whatever nature, in connection with any arbitration proceeding concerning this Agreement.


ARTICLE 20 - CHOICE OF LAW

This Agreement, including all matters relating to formation, validity and performance thereof, shall be interpreted in accordance with the law of the State of Illinois.


ARTICLE 21 - NOTICES

Any notice relating to this Agreement shall be in writing and shall be sufficiently given if delivered by certified mail to the Company at the following address:

         Continental Casualty Company
         CNA Plaza
         Attn:  The Chief Financial Officer
         Chicago, IL  60685

and to the Reinsurer at the following address:

         Western Surety Company
         Attn:  Chief Executive Officer
         Sioux Falls, South Dakota  57117-5077


ARTICLE 22 - ENTIRE AGREEMENT

This Agreement, and that certain Services and Indemnity Agreement between the parties dated January 1, 2005, represent the entire agreement and understanding among the parties. No other oral or written agreements or contracts relating to the risks reinsured hereunder currently exist and/or are contemplated between the parties.





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ARTICLE 23 - FUNDING OF RESERVES

(This Article applies to the Reinsurer who does not qualify for credit by any state or any other governmental authority having jurisdiction over the Company's loss reserves and/or to the Reinsurer to which the provisions of the Contingent Collateral Article apply.)

A. As regards policies issued by the Company coming within the scope of this Agreement, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for unearned premium and losses covered hereunder which it shall be required by law to set up, it shall forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund such reserves in respect of unearned premium, known outstanding losses that have been reported to the Reinsurer and loss expense relating thereto, losses and loss expenses paid by the Company but not recovered from the Reinsurer, plus reserves for losses and loss expenses incurred but not reported, as shown in the statement prepared by the Company (hereinafter referred to as "Reinsurer's Obligations") by cash advances, Trust Agreement or a Letter of Credit. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves and provided that the issuing bank is approved by the NAIC Securities Valuation Office.

B. When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank consented to by the Company with such consent not being unreasonably withheld, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's Obligations. Such Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 60 calendar days (90 calendar days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C. The Reinsurer and Company agree that the Letters of Credit, or other method of funding, provided by the Reinsurer pursuant to the provisions of this Article may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes:

           1. to reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Agreement and which has not been otherwise paid;

           2. to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Agreement;

           3. to fund an account with the Company for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;


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           4.         to pay the Reinsurer's share of any other amounts the
                      Company claims are due under this Agreement.

D. In the event the amount drawn by the Company on any Letter of Credit, or other method of funding, is in excess of the actual amount required for in Paragraphs C.1. or C.3. above, or in the case of Paragraph C.4. above, the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

E. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

F. At quarterly intervals, or less frequently as agreed but never less frequently than annually, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit or other method of funding, in the following manner:

           1. If the statement shows that the Reinsurer's Obligations exceed the balance of the Letter of Credit as of the statement date, the Reinsurer shall, within 15 calendar days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.

           2. If, however, the statement shows that the Reinsurer's Obligations are less than the balance of the Letter of Credit as of the statement date, the Company shall, within 15 calendar days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.

           3. If the Reinsurer does not agree with the statement of the Reinsurer's Obligations as furnished by the Company, a mutually agreed upon independent national actuarial firm shall be engaged to evaluate the Reinsurer's Obligations covered under this Agreement and such evaluation shall be binding upon the parties hereof. Such cost shall be shared equally between the Company and the Reinsurer. If the parties fail to agree on the selection of an independent national actuarial firm, each of the parties shall name two, of whom the other shall decline one, and the final decision shall be made by drawing lots. As respects the terms of this paragraph, any actuarial firm selected by drawing lots shall be disinterested in the outcome of the calculation and the employee of same engaged to evaluate the Reinsurer's Obligations hereunder shall not be under the influence of either party hereto and shall be a Fellow of the Casualty Actuarial Society. It is agreed by the parties hereto that the Arbitration Article of this Agreement shall not apply to the resolution of disputes arising under the terms of this paragraph. The evaluation by the independent national actuarial firm shall be binding on the Company and the Reinsurer.
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G.         The Reinsurer shall be responsible for all costs and fees associated with the establishment and maintenance of any cash advance, Letter of Credit and/or Trust Agreement mandated by the provisions of this Article.


ARTICLE 24 - CONTINGENT COLLATERAL

(This Article shall apply only to a Reinsurer with an A.M. Best insurance financial strength rating of "A" or below or a Standard & Poor's insurer financial strength rating of "A" or below at the effective date of this Agreement.)

(This Article shall not apply to Lloyd's Syndicates who have satisfied their funding obligations to the Credit for Reinsurance Trust Fund (CRTF); however, in the instance where such funding requirements are reduced below 100%, then the provisions of this Article shall apply to any Lloyd's Syndicate and funding shall be required for the difference between 100% of the Reinsurer's Collateral funded to the CRTF.) (This Article shall not apply to the Reinsurer who has already fully funded reserves, under this Agreement, as per the provisions of the Funding of Reserves Article.)

At any time subsequent to the inception of this Agreement, in the event that the
Reinsurer:

1. has been assigned an A.M. Best's insurer financial strength rating below "A-" or a Standard & Poor's insurer financial strength rating below "A-" (a Standard & Poor's Insurance Solvency International rating of less than "BBB" shall apply as respects alien Reinsurers other than Underwriting Members of Lloyd's, London, and a Lloyd's Syndicate Assessment (LSA) rating of less than three shall apply as respects Underwriting Members of Lloyd's London); or

2. has suffered a surplus as regards policyholders loss of more than 25% (twenty-five percent) from either the inception of this Agreement or the date of the filing of the Reinsurer's most recent financial statement with the authorities having jurisdiction over the Reinsurer,

3.     ceases writing new or renewal assumed reinsurance business,

the Company may require that the Reinsurer provide Letters of Credit and/or establish a Trust Agreement, at the Reinsurer's own expense, to collateralize the sum of the following under this Agreement, as reported by the Company (hereinafter the "Reinsurer's Collateral"):

a. the amount of loss and loss expense paid by the Company but not recovered from the Reinsurer;
b.         reserves for loss and loss expense reported and outstanding;
c.         reserves for loss and loss expense incurred but not reported; and
d.         if applicable, unearned premium.

Such Reinsurer's Collateral shall be established by the Reinsurer within ten business days of receipt by the Reinsurer of the Company's written notice requesting the establishment of such Reinsurer's Collateral, and the notice shall be sent by the Company, to the Reinsurer, via certified mail or internationally recognized overnight courier service. The Reinsurer's Collateral shall be established and maintained in accordance with the provisions of the Funding of


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Reserves Article stated in this Agreement. If a Trust Agreement is established, the Reinsurer shall select the trustee bank with the consent of the Company, with such consent not to be unreasonably withheld.

If the Reinsurer does not agree with the statement of the Reinsurer's Collateral as furnished by the Company, a mutually agreed upon independent national actuarial firm shall be engaged to evaluate the Reinsurer's Collateral and such evaluation shall be binding upon the parties hereof. Such cost shall be shared equally between the Company and the Reinsurer. If the parties fail to agree on the selection of an independent national actuarial firm, each of the parties shall name two, of whom the other shall decline one, and the final decision shall be made by drawing lots. As respects the terms of this paragraph, any actuarial firm selected by drawing lots shall be disinterested in the outcome of the calculation and the employee of same engaged to evaluate the Reinsurer's Collateral hereunder shall not be under the influence of either party hereto and shall be a Fellow of the Casualty Actuarial Society. It is agreed by the parties hereto that the Arbitration Article of this Agreement shall not apply to the resolution of disputes arising under the terms of this paragraph. The evaluation by the independent national actuarial firm shall be binding on the Company and the Reinsurer.

The Reinsurer shall bear all costs associated with establishing and maintaining the Letters of Credit and/or Trust Agreements as described in this Article

The failure of the Company to enforce any provision of this Article shall not constitute a waiver by the Company of any such provision, irrespective of how long such failure continues. The past waiver of any provision of this Article, by the Company, shall not constitute a course of conduct or a waiver of the Company's rights in the future with respect to that same provision.


ARTICLE 25 - SERVICE OF SUIT

(This Article applies only if the Reinsurer is domiciled outside the United States of America and/or unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with the Arbitration Article.)

In the event of the failure of any Reinsurer hereon to pay any amount claimed to be due hereunder, such Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States and shall comply with all requirements necessary to give that court jurisdiction. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829. In any suit instituted against it upon this Agreement, the Reinsurer shall abide by the final decision of such court or of any appellate court in the event of any appeal.

The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of Company to give a written undertaking to the Company that they shall enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or the successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder, arising out of this Agreement, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.


ARTICLE 26 - SEVERABILITY

If any law or regulation of any Federal, State or Local Government of the United States of America, or the ruling officials having supervision over insurance companies, should render illegal this Agreement, or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may upon written notice to the other suspend, abrogate, or amend this Agreement insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations, or ruling.

Such illegality, suspension, abrogation, or amendment of a portion of this Agreement shall in no way affect any other portion thereof.


ARTICLE 27 - HONORABLE UNDERTAKING

The purposes of this Agreement are not to be defeated by narrow or technical legal interpretations of its provisions. The Agreement shall be construed as an honorable undertaking and should be interpreted for the purpose of giving effect to the real intentions of the parties hereto.


ARTICLE 28 - SPECIAL PROVISION

At any time subsequent to the inception of this Agreement:

A. should the ownership, control or management of the Company or the Reinsurer be altered or changed, in whole or in part, in such a way that receipt or payment of funds or any other contemplated transaction under this Agreement would be prohibited by United States of America statute, regulation and/or other applicable law, or

B. should the Company or the Reinsurer become subject to restrictions imposed by the United States government, so that receipt or payment of funds or any other contemplated transaction under this Agreement would be prohibited by United States of America statute, regulation and/or other applicable law, the Company or the Reinsurer must immediately notify the other party of same in writing via certified, registered, or internationally recognized overnight courier service, and the obligation to pay or receive funds or otherwise perform under this Agreement shall be suspended until such time as the Company or the Reinsurer are authorized by applicable law, regulation, or license to perform under this Agreement.


ARTICLE 29 - CONFIDENTIALITY

The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement, execution, or performance of this Agreement (hereinafter called the "Confidential Information") are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show: (i) is publicly known or has become publicly known through no unauthorized act of the Reinsurer,
(ii) has been rightfully received from a third person without obligation of confidentiality, or (iii) was known by the Reinsurer prior to the placement of this Agreement without an obligation of confidentiality.

The Reinsurer agrees not to disclose any Confidential Information; however, the Reinsurer may disclose such Confidential Information, in the ordinary course of business, to its employees, attorneys, intermediaries used for purchase of any retrocessional covers that protect the Reinsurer's liability under this Agreement, retrocessionaires, auditors or accountants, as the Reinsurer deems necessary and the Reinsurer shall verbally advise such entities of the obligations contained in this Article and shall be bound by the provisions of this Article, or regulatory agencies, arbitration panels or courts of law.


IN WITNESS WHEREOF the parties acknowledge that no intermediary is involved in or brought about this transaction and the parties hereto, by their authorized representatives, have executed this Agreement:

on this                       day of                                 2004

CONTINENTAL CASUALTY COMPANY


By:
   --------------------------------


Name:
   --------------------------------


Title:
   --------------------------------


Attested by:
            -----------------------
and on this                   day of                                    2004


WESTERN SURETY COMPANY

By:
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Name:
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Title:
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Attested by:
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